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Exhibit 23.8

Consent of E.J. McKay & Co.

October 30, 2006

        We hereby consent to the references made to our firm and the materials we provided to the board of directors of China Unistone Acquisition Corp. in the Registration Statement on Form S-4 of Yucheng Technologies Limited and to the reference to this firm as an expert in the section "Experts" of this Registration Statement.

/S/ E.J. McKay & Co.

E.J. McKay & Co.
By:	/s/ JAMES Z. LI
Title:	Managing Director

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Consent of E.J. McKay & Co.